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                                                                    Exhibit 4.41

                               SECURITY AGREEMENT
                          (Steelcase Trust No. 2000-1)

                            Dated as of May 26, 2000

                                      from

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Certificate Trustee, as Borrower to

                     FIRST SECURITY TRUST COMPANY OF NEVADA,
                     not in its individual capacity, but as
        Administrative Agent for the Lenders and the Certificate Holders

                          and accepted and agreed to by

                                 STEELCASE INC.,
                                  as the Lessee

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
                                           TABLE OF CONTENTS
1.       Definitions....................................................................................      2

2.       Grant of Security Interest.....................................................................      3

3.       Payment of Obligations.........................................................................      5

4.       Other Covenants................................................................................      6

5.       Default; Remedies..............................................................................      6

6.       Remedies Not Exclusive.........................................................................      6

7.       Performance by the Administrative Agent of the Borrower's Obligations..........................      7

8.       Duty of the Administrative Agent...............................................................      7

9.       Powers Coupled with an Interest................................................................      7

10.      Execution of Financing Statements..............................................................      8

11.      Security Agreement Under UCC...................................................................      8

12.      Authority of the Administrative Agent..........................................................      9

13.      Notices........................................................................................      9

14.      Severability...................................................................................      9

15.      Amendment in Writing; No Waivers; Cumulative Remedies..........................................      9

16.      Section Headings...............................................................................     10

17.      Successors and Assigns.........................................................................     10

18.      The Borrower's Waiver of Rights................................................................     10

19.      GOVERNING LAW..................................................................................     11

20.      Obligations Are Without Recourse...............................................................     11

21.      Partial Release; Full Release..................................................................     11

22.      Miscellaneous..................................................................................     11

23.      Conflicts with Participation Agreement.........................................................     12

24.      Lessee as a Party..............................................................................     12

                                       i
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                               SECURITY AGREEMENT

         This SECURITY AGREEMENT, dated as of May 26, 2000 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, this "Security Agreement"), is made between FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not individually, but solely as Certificate Trustee under Steelcase Trust No. 2000-1 (the "Borrower"), and FIRST SECURITY TRUST COMPANY OF NEVADA, a Nevada banking corporation (individually, "FSTCN"), as the administrative agent for (a) the Lenders (hereinafter defined) under the Loan Agreement dated as of the date hereof (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Loan Agreement") by and among the Borrower, the lending institutions and commercial paper conduits from time to time parties thereto (the "Lenders"), FSTCN, as the Administrative Agent for the Lenders and Bank of America, National Association, as administrator for the CP Lender (the "Administrator") and (b) the purchasers of the certificates issued pursuant to the Trust Agreement dated as of the date hereof (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Trust Agreement") among the certificate holders from time to time parties thereto (the "Certificate Holders") and the Borrower, in its individual capacity thereunder and in its capacity as Certificate Trustee thereunder. The Lenders, the Certificate Holders, the Administrative Agent and the Administrator, together with their successors and permitted assigns, are collectively referred to hereinafter as the "Secured Parties". FSTCN, in its capacity as Administrative Agent for the Secured Parties is referred to hereinafter as the "Administrative Agent". This Security Agreement is accepted and agreed to by STEELCASE INC., a Michigan corporation (from time to time referred to as the "Lessee").

                              Preliminary Statement

         Pursuant to the Loan Agreement and the Participation Agreement (hereinafter defined), the Lenders have severally agreed to make Loans to the Borrower in an aggregate amount not to exceed their respective Loan Commitments upon the terms and subject to the conditions set forth therein, to be evidenced by the Notes issued by the Borrower under the Loan Agreement. Pursuant to the Trust Agreement, the Certificate Holders have agreed to purchase the ownership interests of the Trust created thereby in an aggregate amount not to exceed their respective Certificate Commitments upon the terms and subject to the conditions set forth therein, to be evidenced by the Certificates issued by the Borrower under the Trust Agreement.

         It is a condition, among others, to the obligation of the Lenders to make their respective Loans to the Borrower under the Loan Agreement and the Certificate Holders to make their respective Fundings under the Trust Agreement and each Facility Lender and the Administrator to undertake their respective obligations under the Operative Documents that the Borrower shall have executed and delivered this Security Agreement to the Administrative Agent, for the benefit of the Secured Parties.

         NOW, THEREFORE, in consideration of the foregoing and to induce the Lenders to make their respective Loans under the Loan Agreement and to induce the Certificate Holders to make their respective Certificate Holder advances under the Trust Agreement, the Borrower hereby agrees with the Administrative Agent, for the benefit of the Secured Parties, as follows:

         1.       DEFINITIONS.

                  (a) As used herein, the following terms shall have the following respective meanings:

                  "Accounts" shall mean all "accounts," as such term is defined in the UCC, now owned or hereafter acquired by the Borrower, including without limitation (i) all accounts receivable, other receivables, book debts and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to the Borrower, whether arising out of goods sold or leased or services rendered by it or from any other transaction (including without limitation any such obligations which may be characterized as an account under the UCC), (ii) all of the Borrower's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, (iii) all of the Borrower's rights to any goods represented by any of the foregoing (including without limitation unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (iv) all monies due or to become due to the Borrower under all purchase orders and contracts for the sale or lease of goods or the performance of services or both by the Borrower (whether or not yet earned by performance on the part of the Borrower now) or hereafter in existence, including without limitation the right to receive the proceeds of said purchase orders and contracts, and (v) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

                  "Certificate Holders" shall have the meaning specified in the first paragraph of this Security Agreement.

                  "Chattel Paper" shall mean any and all "chattel paper," as such term is defined in the UCC, now owned or hereafter acquired by the Borrower, wherever located.

                  "Documents" shall mean any and all "documents", as such term is defined in the UCC, now owned or hereafter acquired by the Borrower, wherever located, including without limitation each bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

                  "General Intangibles" shall mean any and all "general intangibles," as such term is defined in the UCC, now owned or hereafter acquired by the Borrower, including without limitation all contracts, undertakings, or agreements in or under which the Borrower may now or hereafter have any right (other than any right evidenced by Chattel Paper, Documents or Instruments), title or interest, including without limitation any agreements relating to the terms of payment or the terms of performance of any Account.

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                  "Instruments" shall mean any and all "instruments", as such term is defined in the UCC, now owned or hereafter acquired by the Borrower, wherever located, including without limitation all certificated securities, all certificates of deposit, and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                  "Investment Property" shall mean any and all "investment property," as such term is defined in the UCC, now owned or hereafter acquired by the Borrower, wherever located.

                  "Lenders" shall have the meaning specified in the first paragraph of this Security Agreement.

                  "Lessee" shall have the meaning specified in the first paragraph of this Security Agreement and, in addition, shall include the successors, permitted assigns and permitted transferees of the Lessee.

                  "Obligations" shall mean (i) repayment of the Notes (including without limitation the principal of and interest thereon as provided thereunder) according to the terms thereof, (ii) repayment of the Certificates (including without limitation the principal of and yield thereon as provided thereunder) according to the terms thereof, (iii) payment of all the Fees, (iv) the performance of all obligations of the Borrower or Lessee under the Operative Documents and (v) the payment of all such other sums that may hereinafter be secured by this Security Agreement in accordance with the terms hereof.

                  (b) Capitalized terms used but not otherwise defined in this Security Agreement shall have the respective meanings specified in Appendix A to the Participation Agreement dated as of the date hereof (as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof, the "Participation Agreement") among the Lessee, the Borrower, the Certificate Holders thereunder, the CP Lender thereunder, the Facility Lenders thereunder, and FSTCN, as the Administrative Agent for the Lenders and the Certificate Holders under the Security Documents, to the extent of their interests, and the Administrator thereunder.

                  (c) The rules of usage set forth in Appendix A to the Participation Agreement shall apply to this Agreement.

         2.       GRANT OF SECURITY INTEREST.

         To secure,

         (i) payment by Borrower of all the amounts advanced under the Loan Agreement and the Trust Agreement, including all indebtedness, loans and certificate amounts evidenced by the Notes, the Certificates and the other Security Documents (collectively, the "Secured Instruments");

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         (ii)     payment of accrued Interest and Yield on clause (i) above and all other sums, with Interest and Yield, becoming due or payable under the provisions hereof or under the Loan Agreement or the Trust Agreement or under any other document or instrument evidencing, securing or pertaining to the indebtedness, loans and certificate amounts evidenced by the Secured Instruments;

         (iii) payment by Borrower of such additional sums, with Interest and Yield thereon, which may hereafter be loaned or advanced to Borrower, or its successors or assigns, by Participants or any of them, in accordance with the terms of the Operative Documents, when evidenced by a promissory note or notes, certificate or certificates, or other instrument or instruments, in each case reciting that they are secured by this Security Agreement;

         (iv) due, prompt and complete observance, performance and discharge of each and every obligation, covenant and agreement of Lessee under the Lease (including the obligation to pay Rent, the Lease Balance and any other amounts payable pursuant to the Lease), the Loan Agreement and the Trust Agreement and under any other Security Documents, as the same may be amended or extended;

         (v) due, prompt and complete observance, performance and discharge of each and every obligation, covenant and agreement of Borrower contained in this Security Agreement, the Loan Agreement, the Trust Agreement and any other Security Documents, and all supplements, amendments and modifications thereto and all extensions and renewals thereof, or in any other instrument heretofore or hereafter executed by Borrower having reference to or arising out of the loans, certificate amounts, Interest and Yield represented by the Notes or Certificates; and

         (vi) payment of all sums advanced by Administrative Agent to protect the Collateral or any portion thereof, whether or not any such advance is specifically authorized by the provisions of this Security Agreement, the Loan Agreement, the Trust Agreement or any of the other Security Documents, with interest thereon at the overdue rate and to the extent not referenced above, payment and performance of all Obligations and payment of all other amounts and performance of all other obligations due to the Secured Parties pursuant to the Operative Documents,

         Borrower hereby conveys, grants, assigns, transfers, hypothecates, mortgages and sets over to the Administrative Agent for the benefit of the Secured Parties, a security interest in and lien on all present and future right, title and interest of Borrower, in, to and under the following (whether now existing or hereafter acquired) but excluding all Excluded Amounts:

                  (A) any Aircraft listed on any supplement to this Security Agreement (each a "Security Agreement Supplement") in form and substance substantially similar to Exhibit A attached hereto (collectively all such Aircraft referred to as the "Assets");

                  (B) all books and records relating to or used in connection with the operation of the Assets or any part thereof;

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                  (C)      all insurance policies required to be maintained by
         Lessee pursuant to the Lease;

                  (D) all consents, licenses and other governmental approvals relating to use or operation of the Assets or any part thereof;

                  (E) all Rent and all other rents, payments, purchase prices, receipts, revenues, issues and profits payable under the Lease or pursuant to any other lease with respect to the Assets;

                  (F) all (i) Accounts, General Intangibles, Chattel Paper, deposit accounts, money, Investment Property, Instruments and Documents relating to or otherwise arising in connection with or derived from the Assets, (ii) refunds, rebates, reserves, deferred payments, deposits, cost savings, and payments of any kind due from or payable by (a) any Authority, or (b) any insurance or utility company, relating in either case to any or all of the Assets, (iii) refunds, rebates and payments of any kind due from or payable by any Authority for any taxes, assessments, or governmental or quasi-governmental charges or levies imposed upon Borrower with respect to or upon any or all of the Assets, and (iv) cash collateral accounts (if any) maintained pursuant to any of the Security Documents;

                  (G) all right, title and interest of the Borrower in and to the Operative Documents now existing or hereafter acquired by the Borrower (including without limitation all rights to payment and indemnity rights of the Borrower under the Participation Agreement) (all of the foregoing in this paragraph (G) being referred to as the "Rights in Operative Documents"); and

                  (H) all proceeds, both cash and noncash, of the foregoing.

         (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Borrower and described in the foregoing clauses
(A) through (H) are collectively referred to as the "Collateral");

         TO HAVE AND TO HOLD the Collateral and the rights and privileges hereby granted unto the Administrative Agent (for the benefit of the Secured Parties) its successors and assigns for the uses and purposes set forth in this Agreement, until all of the Obligations are paid in full.

         3.       PAYMENT OF OBLIGATIONS.

         The Borrower shall pay all Obligations in accordance with the terms of the Loan Agreement, the Notes, the Trust Agreement, the Certificates and the other Operative Documents and perform each term to be performed by it under the Loan Agreement, the Notes, the Trust Agreement, the Certificates and the other Operative Documents.

         4.       OTHER COVENANTS.

         At any time and from time to time, upon the written request of the Administrative Agent, and at the expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent reasonably may request for the purposes of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers granted by this Security Agreement.

         5.       DEFAULT; REMEDIES.

                  (a) If a Loan Event of Default has occurred and is continuing:

                                    (i)      the Administrative Agent, in
                  addition to all other remedies available at law or in equity, shall have the right, subject to the rights of the Lessee under the Lease, forthwith to enter upon any property where any component of any Assets is located at such time, without charge, and take possession of all or any portion of the Collateral, and receive the rents, issues and profits thereof, to make repairs and to apply said rentals and profits, after payment of all necessary or proper charges and expenses, on account of the amounts hereby secured; and

                                    (ii)     the Administrative Agent, shall, as
                  a matter of right, be entitled to the appointment of a receiver for the Collateral, and the Borrower hereby consents to such appointment and waives notice of any application therefor.

                  (b) If a Loan Event of Default has occurred and is continuing, the Administrative Agent may, subject to the rights of the Lessee under the Lease, proceed by an action at law, suit in equity or other appropriate proceeding, to protect and enforce its rights, whether for the foreclosure of the Lien of this Security Agreement, or for the specific performance of any agreement contained herein or for an injunction against the violation of any of the terms hereof. The proceeds of any sale of any of the Collateral shall be applied pursuant to Section 3.3 of the Loan Agreement. In addition, the Administrative Agent may proceed under Section 11 hereof.

         6.       REMEDIES NOT EXCLUSIVE.

         The Administrative Agent shall be entitled to enforce payment of the indebtedness and performance of the Obligations and to exercise all rights and powers under this Security Agreement or under any of the other Operative Documents or other agreements or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, Lien, assignment or otherwise. Neither the acceptance of this Security Agreement nor its enforcement, shall prejudice or in any manner affect the Administrative Agent's right to realize upon or enforce any other security now or hereafter held by the Administrative Agent, it being agreed that the Administrative Agent shall be entitled to enforce this Security Agreement and any other security now or hereafter held by the Administrative Agent in such order and manner as the Administrative Agent may determine in its absolute discretion. No remedy conferred hereunder or under any other Operative Document upon or reserved to the Administrative Agent is intended to be exclusive of any other remedy herein or therein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Operative Documents to the Administrative Agent or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Administrative Agent. In no event shall the Administrative Agent, in the exercise of the remedies provided in this Security Agreement (including without limitation in connection with the assignment of Rents to the Administrative Agent or the appointment of a receiver), be deemed a "mortgagee in possession" or a "pledgee in possession," and the Administrative Agent shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

         7.       PERFORMANCE BY THE ADMINISTRATIVE AGENT OF THE BORROWER'S
                  OBLIGATIONS.

         If the Borrower fails to perform or comply with any of its agreements contained herein the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement after giving prior written notice thereof to Borrower and Lessee. The reasonable out of pocket expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7, together with interest thereon at a rate per annum equal to the Overdue Rate, from the date of payment by the Administrative Agent to the date reimbursed by the Borrower, shall be payable by the Borrower to the Administrative Agent on demand and constitutes part of the Obligations secured hereby.

         8.       DUTY OF THE ADMINISTRATIVE AGENT.

         The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of any Collateral in its possession, under
Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender, any Certificate Holder nor any of their respective directors, officers, employees, shareholders, partners or Administrative Agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

         9.       POWERS COUPLED WITH AN INTEREST.

         All powers, authorizations and agencies contained in this Security Agreement are coupled with an interest and are irrevocable until this Security Agreement is terminated and the Liens created hereby are released.

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

         10.      EXECUTION OF FINANCING STATEMENTS.

         Pursuant to Section 9-402 of the UCC, the Borrower authorizes the Administrative Agent, at the expense of the Borrower, to file financing statements with respect to the Collateral under this Security Agreement without the signature of the Borrower in such form and in such filing offices as the Administrative Agent reasonably determines (pursuant to instruction from one or more Participants, such instruction to be delivered in the reasonable discretion of each such Participant) appropriate to perfect the security interests of the Administrative Agent under this Security Agreement. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. For purposes of such financing statement, the Borrower shall be deemed to be the debtor, and the Administrative Agent shall be deemed to be the secured party. The address of the Borrower is 79 South Main Street, Third Floor, Salt Lake City, Utah 84111, Attention: Val T. Orton, Vice President, and the address of the Administrative Agent is First Security Trust Company of Nevada, 79 South Main Street, Third Floor, Salt Lake City, Utah 84111, Attention: Val T. Orton, Vice President.

         11.      SECURITY AGREEMENT UNDER UCC.

                  (a) It is the intention of the parties hereto that this Security Agreement as it relates to matters of the grant, perfection and priority of security interests the subject hereof, shall constitute a security agreement within the meaning of the UCC. If a Loan Event of Default shall occur and be continuing, then in addition to having any other right or remedy available at law or in equity, the Administrative Agent may, subject to the rights of the Lessee under the Lease, proceed under the UCC and exercise such rights and remedies as may be provided to a secured party by the UCC with respect to all or any portion of the Collateral which is personal property (including without limitation taking possession of and selling such property). If the Administrative Agent shall elect to proceed under the UCC, then fifteen (15) days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by the Administrative Agent shall include, but not be limited to, attorneys' fees and legal expenses. If a Loan Event of Default shall have occurred and be continuing, at the Administrative Agent's request, the Borrower shall, subject to the rights of the Lessee under the Lease, assemble such personal property and make it available to the Administrative Agent at one or more places designated by the Administrative Agent which is reasonably convenient to both parties.

                  (b) The Borrower, upon reasonable request by the Administrative Agent from time to time, shall execute, acknowledge and deliver to the Administrative Agent one (1) or more separate security agreements, in form satisfactory to the Administrative Agent, covering all or any part of the Collateral and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as the Administrative Agent may reasonably request in order to perfect, preserve, maintain, continue or extend the security interest under, and the priority of the Liens granted by, this Security Agreement and such security instrument. The Borrower further agrees to pay to the

         Administrative Agent on demand all reasonable costs and expenses incurred by the Administrative Agent in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements the Administrative Agent shall reasonably require. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of the Administrative Agent to proceed against any property encumbered by this Security Agreement.

         12.      AUTHORITY OF THE ADMINISTRATIVE AGENT.

         The Borrower acknowledges that the rights and responsibilities of the Administrative Agent under this Security Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall be governed by Section 8 of the Participation Agreement and by such other agreements with respect thereto as may exist from time to time (until such time as all amounts due and owing to the Secured Parties and the Administrative Agent under the Operative Documents have been paid in full), but the Administrative Agent shall be conclusively presumed to be acting as Administrative Agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Borrower shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

         13.      NOTICES.

         All notices required or permitted to be given under this Security Agreement shall be in writing and delivered as provided in Section 9.3 of the Participation Agreement. Copies of all notices of any material matter delivered pursuant to this Security Agreement shall be delivered to the Lessee.

         14.      SEVERABILITY.

         Any provision of this Security Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

         15.      AMENDMENT IN WRITING; NO WAIVERS; CUMULATIVE REMEDIES.

                  (a) None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except in accordance with the terms of Section 9.5 of the Participation Agreement.

                  (b) No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent of any right or remedy hereunder on any one (1) occasion shall not be construed as a bar to any right or remedy which the Administrative Agent would otherwise have on any future occasion.

                  (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  (d) Upon the prior written consent of the Required Participants and unless such matter is a matter requiring the unanimous consent of all Participants, the Administrative Agent may release any portion of the Collateral or any other security, and grant such extensions and indulgences in relation to the Obligations secured hereby without in any manner affecting the priority of the Lien hereof on any part of the Collateral.

         16.      SECTION HEADINGS.

         The section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         17.      SUCCESSORS AND ASSIGNS.

         This Security Agreement shall be binding upon the successors of the Borrower, and the Borrower shall not assign any of its rights or obligations hereunder or with respect to any of the Collateral without the prior written consent of the Administrative Agent. This Security Agreement shall inure to the benefit of the Administrative Agent, the Lenders, the Certificate Holders, the Lessee and their respective successors and assigns, in accordance with their respective interest herein.

         18.      THE BORROWER'S WAIVER OF RIGHTS.

         Except as otherwise set forth herein, to the fullest extent permitted by law, the Borrower waives the benefit of all laws now existing or that may subsequently be enacted providing for (a) any appraisement before sale of any portion of the Collateral, (b) any extension of the time for the enforcement of the collection of the indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (c) exemption of any portion of the Collateral from attachment, levy or sale under execution or exemption from civil process. Except as otherwise set forth herein, to the fullest extent the Borrower may do so, the Borrower agrees that the Borrower will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Security Agreement before exercising any other remedy granted hereunder and the Borrower, for the Borrower and its successors and assigns, and for any and all Persons ever claiming any interest in the Collateral, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation,

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

appraisement, stay of execution, notice of election to mature or declare due the whole of the Obligations and marshalling in the event of foreclosure of the Liens hereby created.

         19.      GOVERNING LAW.

         EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN SECTION 11(a) HEREOF, THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE (EXCEPT TITLE 14 OF ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

         20.      OBLIGATIONS ARE WITHOUT RECOURSE.

         The provisions of the Participation Agreement and the other Operative Documents relating to limitations on liability are hereby incorporated by reference herein, mutatis mutandis.

         21.      PARTIAL RELEASE; FULL RELEASE.

         The Administrative Agent may release for such consideration as it may require any portion of the Collateral without (as to the remainder of the Collateral) in any way impairing or affecting the Lien, security interest and priority herein provided for the Administrative Agent compared to any other Lien holder or secured party. Further, the Administrative Agent shall execute and deliver to the Borrower and the Lessee, if necessary, such documents and instruments as may be required to release the Lien and security interest created by this Security Agreement or the Lease with respect to the Assets as may be required upon the expiration or early termination of the Lease with respect to such Assets, including, without limitation, upon the expiration or early termination of a Lease Supplement.

         22.      MISCELLANEOUS.

                  (a) This Security Agreement is one of the documents which create Liens and security interests that secure payment and performance of the Obligations. The Administrative Agent, at its election, may commence or consolidate in a single action all proceedings to realize upon all such Liens and security interests. The Borrower hereby waives
         (i) any objections to the commencement or continuation of an action to foreclose the Lien of this Security Agreement or exercise of any other remedies hereunder based on any action being prosecuted or any judgment entered with respect to the Obligations or any Liens or security interests that secure payment and performance of the Obligations and
         (ii) any objections to the commencement of, continuation of, or entry of a judgment in any such other action based on any action or judgment connected to this Security Agreement. Subject to the terms hereof, in case of a foreclosure sale, the Collateral may be sold, at the Administrative Agent's election, in one (1) unit or in more than one
         (1) unit and the Administrative Agent is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Collateral to be held.

                  (b) THE PROVISIONS OF THE PARTICIPATION AGREEMENT RELATING TO SUBMISSION TO JURISDICTION, VENUE ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

         23.      CONFLICTS WITH PARTICIPATION AGREEMENT.

         Notwithstanding any other provision hereof, in the event of any conflict between the terms of this Security Agreement and the Participation Agreement, the terms of the Participation Agreement shall govern.

         24.      LESSEE AS A PARTY.

         Lessee has executed this Security Agreement for the purpose of subjecting to the security interests granted hereunder all of its respective right, title, and interest, if any, in and to the Collateral to secure the obligations of Lessee under the Operative Documents. Accordingly, Lessee hereby grants to the Administrative Agent (for the benefit of the Secured Parties) a security interest in and to all of its respective right, title and interest, if any, in and to the Collateral to secure the respective obligations of Lessee under the Operative Documents. Lessee acknowledges and agrees that, upon the occurrence of a Lease Event of Default, the Administrative Agent shall have the right to exercise any or all of its remedies hereunder as against any such right, title, or interest of Lessee in or to the Collateral subject to the provisions of the Lease.

                            [Signature pages follow]

         IN WITNESS WHEREOF, each of the undersigned have caused the Security Agreement to be duly executed and delivered as of the date first above written.

                                       FIRST SECURITY BANK, NATIONAL
                                       ASSOCIATION, not individually, but solely as the Certificate Trustee under Steelcase Trust No. 2000-1

                                       By:       /s/ Val T. Orton
                                          --------------------------------------
                                       Name:     Val T. Orton
                                       Title:    Vice President

                                       FIRST SECURITY TRUST COMPANY OF NEVADA,
                                       as the Administrative Agent for the
                                       Lenders and the Certificate Holders

                                       By:       /s/ Val T. Orton
                                          --------------------------------------
                                       Name:     Val T. Orton
                                       Title:    Trust Officer

Accepted and Agreed to:

STEELCASE INC.

By:           /s/ Alwyn Rougier-Chapman
   ----------------------------------------------
Name:         Alwyn Rougier-Chapman
Title:     Sr. VP - Finance and CFO

                                    EXHIBIT A

                     SECURITY AGREEMENT SUPPLEMENT NO. ___
                          (Steelcase Trust No. 2000-1)

         This SECURITY AGREEMENT SUPPLEMENT NO. (Steelcase Trust No. 2000-1), dated ________, 2000 (herein called this "Supplement") between FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Certificate Trustee (herein called the "Borrower"), under the Steelcase Trust No. 2000-1 and, FIRST SECURITY TRUST COMPANY OF NEVADA, as Administrative Agent (the "Administrative Agent") and is filed with the Federal Aviation Administration ("FAA") as a Supplement to the Security Agreement (defined herein) a counterpart of which [is attached hereto and made a part hereof] [was filed with the FAA on _____________ and assigned conveyance number _________________.] This Supplement is accepted and agreed to by STEELCASE INC., a [_______________] corporation (the "Lessee"). Capitalized terms used herein without definition shall have the meanings set forth in Appendix A to the Participation Agreement as such term is defined in the Security Agreement.

                                   WITNESSETH:

         WHEREAS, the Borrower, the Administrative Agent and the Lessee have entered into that certain Security Agreement (Steelcase Trust No. 2000-1) dated as of May 26, 2000 (the "Security Agreement") which provides for the execution and delivery of a supplement thereto substantially in the form hereof, which shall particularly describe the Aircraft constituting part of the Collateral;

         WHEREAS, the Security Agreement relates to the Related Airframe and Related Engines described below, [and a counterpart of the Security Agreement is attached hereto and made a part hereof and this Supplement, together with such counterpart of the Security Agreement, is being filed for recordation on the date hereof with the FAA as one document];

         NOW, THEREFORE, Borrower and Lessee hereby convey, grant, assign, transfer, hypothecate, mortgage and set over to the Administrative Agent for the benefit of the Secured Parties, a security interest in and lien on all present and future right, title and interest of Borrower or Lessee, in, to and under the following (whether now existing or hereafter acquired) but excluding all Excluded Amounts:

                                   [AIRCRAFT]

             The following Related Airframe identified as follows:

                                         [FAA
                                      Registration         Manufacturer's
   Manufacturer            Model         Number]           Serial Number
   ------------            -----      ------------         -------------

__________________    _____________  N____________         ______________

together with all Parts from time to time thereto belonging, owned by the Borrower or Lessee and installed in or attached to said Airframe.

                                [RELATED ENGINES]

         The following aircraft engines, each such engine having 750 or more rated take-off horsepower or the equivalent thereof, whether or not such engines shall be installed in or attached to its Related Airframe or any other airframe identified as follows:

  [Airframe
     FAA
 Registration                                    Manufacturer's
   Number]          Manufacturer       Model     Serial Number
  --------          ------------       -----     -------------

together with all Parts belonging, by whomsoever manufactured, owned by the Borrower or Lessee and installed in or attached to said aircraft engines.

         Together with all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the property above described for which title vests in the Borrower or Lessee under the Operative Documents.

         As further security for the obligations referred to above and secured by the Security Agreement and hereby, the Borrower and the Lessee hereby confirm that the Lien of the Security Agreement over the Collateral includes the Lease Supplement dated the date hereof and executed by the Lessee covering the property described above.

         TO HAVE AND TO HOLD all and singular the aforesaid property unto the Administrative Agent, its successors and assigns, for the security and benefit of the Lenders and the Certificate Holders from time to time, and for the uses and purposes and subject to the terms and provisions set forth in the Security Agreement.

         This Supplement shall be construed as supplemental to the Security Agreement and shall form a part of it, and the Security Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

         AND, FURTHER, the Borrower hereby acknowledges that the delivered Assets referred to in this Supplement and the aforesaid Lease Supplement have been delivered to the Borrower and are included in the property of the Borrower covered by all the terms and conditions of the Trust Agreement, subject to the pledge and mortgage thereof under the Security Agreement.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK].

         IN WITNESS WHEREOF, the parties thereto have caused this Supplement to be duly executed by one of their respective officers, thereunto duly authorized, on the day and year first above written.

                                       FIRST SECURITY BANK, NATIONAL
                                       ASSOCIATION, not individually, but solely as the Certificate Trustee under Steelcase Trust No. 2000-1

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                       FIRST SECURITY TRUST COMPANY OF NEVADA,
                                       as the Administrative Agent for the
                                       Lenders and the Certificate Holders

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

Accepted and Agreed to:

STEELCASE INC.

By:____________________________________
Name:__________________________________
Title:_________________________________